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EX-99.9(c)  Expense Reimbursement Agreement
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February 20, 1998

Variable Investors Series Trust
10 Post Office Square, 12th floor
Boston, MA  02109


Re:   Expense Limitation

Dear Sirs:

The undersigned, First Variable Advisory Services Corp. ("FVAS") and First Variable Life Insurance Company ("First Variable"), have entered into an Agreement dated April 1, 1994 ("Expense Reimbursement Agreement") (a copy of which is attached hereto) with Variable Investors Series Trust ("Trust") under the terms of which FIRST VARIABLE has undertaken and agreed that it will, if necessary, pay the expenses of each portfolio of the Trust ("Portfolio") until April 1, 1999, to the extent that expenses of a Portfolio, other than compensation of FVAS, exceed the annual rate of 0.50% of the Portfolio's average net assets (except 0.25% with respect to the U.S. Government Bond Portfolio).

First Variable desires that each of the Portfolios of the Trust remain an attractive investment medium to holders of variable products issued by its separate accounts and that the Trust continue to offer shares of each of the Portfolios to the separate accounts of First Variable. In consideration thereof, and as an inducement to you to continue to offer shares to the separate accounts, FVAS and First Variable hereby undertake and agree with the Trust that they will, if necessary, continue to pay expenses of each of such Portfolios until April 1, 1999 to the extent that expenses of a Portfolio, other than the compensation of FVAS, exceed the annual rate of 0.50% of the Portfolio's average net assets (0.25% in the case of the U.S. Government Bond Portfolio).

                                    FIRST VARIABLE LIFE INSURANCE COMPANY

                                    BY: /s/ John M. Soukup
                                        John M. Soukup, President

                                    FIRST VARIABLE ADVISORY SERVICES CORP.

                                    BY: /s/ John V. Egan
                                        John V. Egan, Treasurer

Agreed and accepted

VARIABLE INVESTORS SERIES TRUST

BY: /s/ Arnold R. Bergman
    Arnold R. Bergman, Secretary
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April 1, 1994


Variable Investors Series Trust
600 Atlantic Avenue, 28th Floor
Boston, Massachusetts 02210


Re:   Expense Limitations

Dear Sirs:

      The undersigned, First variable Advisory Services Corp, ("FVAS"), and First Variable Life Insurance Company ('First Variable"), provide to Variable Investors Series Trust (the "Trust") Investment Advisory and other services in respect of the operations of the Trust (the "Services"). Certain separate accounts of First Variable offer shares of the various portfolios of the Trust as investment media under variable insurance or annuity products issued by such separate accounts. Such separate accounts, together with certain separate accounts of Monarch Life Insurance Company, are the only shareholders of record of each of such portfolios.

      First Variable desires that each of the portfolios of the Trust remain an attractive investment medium to holders of variable products issued by its separate accounts and those issued by Monarch and that the Trust continue to offer shares of each of the portfolios to the separate accounts of First Variable and Monarch. In consideration thereof and as an inducement to you to continue to offer shares to the separate accounts, FVAS and First Variable hereby undertake and agree with the Trust that they will, if necessary, pay expenses of each of such portfolio until April 1, 1995 to the extent that expenses of a portfolio, other than the compensation of FVAS, exceed the annual rate of 0.50% of the portfolio's average net assets (0.25% in the case of the Cash Management Portfolio and the U.S. Government Bond Portfolio).


                                    FIRST VARIABLE LIFE
                                    INSURANCE COMPANY

                                    By: /s/ David V. Whitt
                                        David V. Whitt
                                        President


                                    FIRST VARIABLE ADVISORY
                                    SERVICES CORP.

                                    By: /s/ Mark E. Reynolds
                                        Mark E. Reynolds
                                        Treasurer

Agreed and accepted

VARIABLE INVESTORS SERIES TRUST

By: /s/ L. Gregory Gloeckner
    L. Gregory Gloeckner
    Vice President